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                                                               EXHIBIT 23-B

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 1999 relating to the financial statements and financial statement schedules, which appears in Pennsylvania Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 21, 1999